UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Santarus, Inc. (“Santarus”) was notified by Depomed, Inc. (“Depomed”) that Depomed received a favorable “Markman” claim construction ruling by Judge Phyllis J. Hamilton of the United States District Court for the Northern District of California in Depomed’s ongoing patent infringement case against Lupin Limited and its subsidiary, Lupin Pharmaceuticals Inc. (“Lupin”).
     In a Markman ruling, the court determines the meaning of disputed patent terms at issue in patent litigation. Judge Hamilton’s ruling construed ten terms in the patents asserted by Depomed in the litigation. After comprehensive briefing and oral argument, Judge Hamilton issued an order principally adopting all ten of Depomed’s proposed patent term constructions.
     In November 2009, Depomed sued Lupin for infringement of U.S. Patent Nos. 6,340,475, 6,635,280 and 6,488,962, which are listed in the Orange Book for Glumetza® (metformin hydrochloride extended release tablets). The lawsuit was filed in response to an abbreviated new drug application and paragraph IV certification Lupin filed with the U.S. Food and Drug Administration seeking approval to market generic versions of Glumetza 500 mg and 1000 mg tablets. A trial date for the litigation has not yet been set.
     Santarus promotes Glumetza prescription products in the U.S., under the terms of an exclusive promotion agreement that Santarus entered into with Depomed in July 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: May 17, 2011	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and CEO